UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 16, 2013

MVP REIT, INC.
 (Exact name of registrant as specified in its charter)

Maryland	333-180741	45-4963335
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 WEST SUNSET ROAD, SUITE 240
LAS VEGAS, NEVADA 89148
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (702) 534-5577

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion on Acquisition or Disposition of Assets.

On September 16, 2013, MVP REIT Inc. (the “Company”) completed the acquisition of a 22,000-square-foot office building located at 8925 W. Post Road, Las Vegas, NV (the “Property”) for $6.4 million as part of an overall $48.6 million purchase agreement.

The Property is a two-story building built in 2008 and is 100% occupied by professional tenants. All tenants are subject to triple net leases, under which the tenant is responsible for the majority of the costs associated with maintaining the building. The lease terms range from 4 years to 9 years.

The Company financed the acquisition through the assumption of approximately $3.9 million in existing debt and the transfer of 280,095 shares of the Company’s common stock to the seller at $8.775 per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 20, 2013

MVP REIT, INC.

By: __/S/ Dustin Lewis____
        Dustin Lewis
        Chief Financial Officer